                                                                    EXHIBIT 23.5

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of HealthPlan Services Corporation on Form S-3 of our report dated December 2, 1994, on our audit of the financial statements of HealthPlan Services Division (formerly Plan Services Division, a wholly-owned division of The Dun & Bradstreet Corporation), as of September 30, 1994 and for the nine-month period then ended which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Tampa Florida
March 27, 1997